g(2)

CRM Mutual Fund Trust

520 Madison Avenue, 32nd Floor

New York, NY 10022

The Bank of New York Mellon

100 Church Street

New York, New York 10286

Re:	Rule 17f-5 (“Rule 17f-5”) and Rule 17f-7 (“Rule 17f-7”) Under
the Investment Company Act of 1940 (the “1940 Act”)

Dear Sirs:

This document relates to The Bank of New York Mellon (“BNYM”) serving as the Foreign Custody Manager with respect to the portfolios of CRM Mutual Fund Trust (the “Company”) set forth on Exhibit A hereto (each such portfolio a “Fund” and collectively the “Funds”) and to BNYM providing certain analysis to the Funds with respect to certain foreign securities depositories and foreign clearing agencies. The date of this document is.

1.	Rule 17f-5

1.1. With respect to the “Foreign Assets” (as defined in Rule 17f-5(a)(2)) in such jurisdictions as BNYM and the Company may agree from time to time, the Company hereby delegates to BNYM and BNYM hereby accepts the delegation to it, of the obligation to serve as each Fund’s “Foreign Custody Manager” (as defined in Rule 17f-5(a)(3)). As Foreign Custody Manager, BNYM shall:

a.	select “Eligible Foreign Custodians” (as defined in Rule 17f-5(a)(1)) to serve as foreign custodians and place and maintain each Fund’s Foreign Assets with such Eligible Foreign Custodians;

b.	in selecting an Eligible Foreign Custodian, first determine that Foreign Assets placed and maintained in the care of the Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Foreign Assets including, without limitation, those factors set forth in Rule 17f-5(c)(l)(i)-(iv);

c.	enter into a written contract with each Eligible Foreign Custodian selected by BNYM hereunder;

d.	determine that the written contract with each Eligible Foreign Custodian will provide reasonable care for the Foreign Assets, based on the standards applicable to custodians in the relevant market and after having considered all factors relevant to the safekeeping of such Foreign Assets (including, without limitation, those factors set forth in Rule 17f-5(c)(1)(i)-(iv)), and that each such contract satisfies the requirements of Rule 17f-5(c)(2);

e.	provide written reports (i) notifying the Company’s Board of Trustees (the “Board”) of the placement of each Fund’s Foreign Assets with a particular Eligible Foreign Custodian, such reports to be provided at such time as such Board deems reasonable and appropriate, but not less often than quarterly, and (ii) promptly notifying the Board of any material change in the arrangements with an Eligible Foreign Custodian; and

f.	have established a system to monitor (i) the appropriateness of maintaining a Fund’s Foreign Assets with a particular Eligible Foreign Custodian selected hereunder and (ii) the performance of the governing contractual arrangements; it being understood, however, that in the event BNYM shall determine that the arrangement with any Eligible Foreign Custodian would no longer afford a Fund’s Foreign Assets reasonable care (as defined in Section 1.1(b) above) or would no longer be governed by a written contract providing for such care, BNYM shall promptly so advise such Fund.

BNYM shall not be responsible for the duties described in this Section 1.1 with respect to any foreign securities depository or foreign clearing agency.

1.2. In acting as a Foreign Custody Manager for a Fund, BNYM shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of such Fund’s Foreign Assets would exercise in each jurisdiction where BNYM acts as Foreign Custody Manager for such Fund hereunder. BNYM shall reimburse and pay each Fund for any loss or damage suffered by the Fund as a result of the performance of BNYM’s duties under this Section 1 where such loss or damage results from an act of negligence or willful misconduct on the part of BNYM hereunder. Notwithstanding anything else in this document, BNYM shall not be liable to a Fund for any indirect, special or consequential damages (regardless of whether BNYM was aware of the possibility thereof) or for any matters relating to reasons or causes beyond its reasonable control. BNYM shall be indemnified by a Fund for any damages (including attorneys’ and accountants’ fees) BNYM may incur in connection with the provision by BNYM of the services set forth in this Section 1 with respect to such Fund (provided BNYM will not be indemnified for damages which are the result of BNYM’s failure to exercise the reasonable care, prudence and diligence referenced in the first sentence of this Section 1.2).

1.3. In acting as a Foreign Custody Manager, BNYM shall not supervise, recommend or advise any Fund relative to the investment, purchase, sale, retention or disposition of any assets in any particular country, including with respect to prevailing Country Risks.

2.	Rule 17f-7

2.1.(a) The Company appoints BNYM to provide each Fund (or its duly-authorized investment manager or investment adviser) with an analysis (in form and substance as reasonably determined by BNYM) of the custody risks associated with maintaining assets with each foreign securities depository or foreign clearing agency listed on Exhibit B hereto (as the same may be changed by BNYM from time to time) in accordance with Rule 17f-7(a)(1)(i)(A). BNYM shall monitor such custody risks on a continuing basis and in such manner as BNYM deems reasonable, and shall promptly notify each applicable Fund (or its duly-authorized investment manager or investment adviser) of any adverse material changes in such risks in accordance with Rule 17f-7(a)(1)(i)(B).

(b) Only an entity that BNYM has determined satisfies the requirements of Rule 17f-7(b)(1) as an “Eligible Securities Depository” (as defined in Rule 17f-7(b)(1)) will be included by BNYM on Exhibit B hereto (as the same may be changed by BNYM from time to time). In such manner as BNYM deems reasonable, BNYM shall give each Fund prompt notice of any material change known to BNYM that would adversely effect BNYM’s determination that an entity is an Eligible Securities Depository.

2.2. In performing its obligations under this Section 2, BNYM may obtain information from sources BNYM believes to be reliable, but BNYM does not warrant its completeness or accuracy and has no duty to verify or confirm any such information. BNYM’s obligations under this Section 2 do not include any evaluation of Country Risks. BNYM is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for Foreign Assets or to provide any information or evaluation comparing any Eligible Securities Depository to any other securities depository or any existing or proposed standards for securities depositories.

2.3. The Funds acknowledge that they may maintain assets only at the foreign securities depositories or foreign clearing agencies listed on Exhibit B hereto (as the same may be changed by BNYM from time to time). If a Fund maintains assets at a foreign securities depository or foreign clearing agency listed on Exhibit B (including assets maintained by the Fund at the time this document is entered into) or a Fund enters into a transaction with respect to assets that as a matter of practice are or may be maintained at a foreign securities depository or foreign clearing agency listed on Exhibit B, such action will serve as the Fund’s acknowledgement that such foreign securities depository or foreign clearing agency is acceptable to it. The decision to use a particular foreign securities depository or foreign clearing agency is a Fund responsibility.

2.4. BNYM shall exercise reasonable care, prudence and diligence in performing its duties pursuant to Section 2 hereof. BNYM shall reimburse and pay each Fund for any loss or damage suffered by the Fund as a result of the performance of BNYM’s duties under this Section 2 where such loss or damage results from an act of negligence or willful misconduct on the part of BNYM hereunder. Notwithstanding anything else in this document, BNYM shall not be liable to a Fund for any indirect, special or consequential damages (regardless of whether BNYM was aware of the possibility thereof) or for any matters relating to reasons or causes beyond its reasonable control. BNYM shall be indemnified by a Fund for any damages (including attorneys’ and accountants’ fees) BNYM may incur in connection with the provision by BNYM of the services set forth in this Section 2 with respect to such Fund (provided BNYM will not be indemnified for damages which are the result of BNYM’s failure to exercise the reasonable care, prudence and diligence referenced in the first sentence of this Section 2.4).

3.	General

3.1. Notwithstanding the provisions of any other arrangements between BNYM and the Company or otherwise, each Fund hereby agrees that assets may be maintained with any Eligible Foreign Custodian referred to in Section 1.1 above and any foreign securities depository or foreign clearing agency which is acceptable to it as referenced in Section 2.3 above (without the need to comply with any notice or consent or other requirements which may be set forth in any such arrangements).

3.2. This document shall terminate simultaneously with the termination of the custody agreement between BNYM and the Company, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination (which shall be not less than sixty days after the date of such notice). Indemnification obligations set forth in this document shall survive termination of this document.

3.3. This document shall apply only to the Funds on Exhibit A hereto (as the same may be amended from time to time on written agreement of BNYM and the Company).

3.4. For the services provided with respect to the Funds pursuant to this document, each Fund shall pay such compensation as agreed in writing by BNYM and the Company.

3.5. This document shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this document.

3.6. For purposes of this document, “Country Risks” means systematic risks of holding assets in a particular country, including but not limited to (a) such country’s financial infrastructure, (b) such country’s prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) regulation of the banking or securities industry (provided that, for purposes of BNYM’s obligations under Section 2 above, to the extent required by Rule 17f-7 the extent and quality of regulation and independent examination of a particular foreign securities depository or foreign clearing agency is not included in the term “Country Risks”), (e) currency controls, restrictions, devaluations or fluctuations and (f) market conditions which affect the orderly execution of securities transactions or affect the value of assets.

If the foregoing corresponds to your understanding of our agreement, please indicate your acceptance by signing below.

Very truly yours,

THE BANK OF NEW YORK MELLON

By:	/s/ Scott La Vasseur
Name:	Scott La Vasseur
Title:	Managing Director

Agreed and Accepted:

CRM Mutual Fund Trust

By:	/s/ Carlos Leal
Name:	Carlos Leal
Title:	CFO

Exhibit A

List of Funds

CRM All Cap Value Fund

CRM Global Opportunity Fund

CRM International Opportunity Fund

CRM Large Cap Opportunity Fund

CRM Mid Cap Value Fund

CRM Small Cap Value Fund

CRM Small/ Mid Cap Value Fund

Exhibit B

Eligible Depositories

Country / Market	CSD	Major Changes Since Last review	Eligible Securities Depository Under Rule 17f-7
Argentina	Caja de Valores S.A.	There has been no major change since our last review.	Yes

	Central de Liquidacion y Registracion de Instrumentos de Endeudamiento Publico (CRYL)	There has been no major change since our last review.	Yes

Australia	ASX Settlement and Transfer Corporation Pty Ltd	There has been no major change since our last review.	Yes

	Austraclear Limited	There has been no major change since our last review.	Yes

Austria	Oesterreichische Kontrollbank AG (OeKB)	There has been no major change since our last review.	Yes

Bahrain	The Clearing, Settlement and Central Depository (CSD)	There has been no major change since our last review.	Yes

Bangladesh	Central Depository Bangladesh Limited	There has been no major change since our last review.	Yes

Belgium	Euroclear Belgium	There has been no major change since our last review.	Yes

	Banque Nationale de Belgique / Nationale Bank van België	There has been no major change since our last review.	Yes

Benin	Dépositaire Central/Banque de Règlement (DCBR)	There has been no major change since our last review.	Yes

Bermuda	Bermuda Securities Depository (BSD)	There has been no major change since our last review.	Yes

Botswana	The Bank of Botswana	There have been no major changes since our last review.	Yes

	Central Securities Depository Company of Botswana Limited (CSDB)	There have been no major changes since our last review.	Yes

Brazil	BM&FBOVESPA – Central Securities Depository	There has been no major change since our last review.	Yes

	Central de Custodia e Liquidacao Financeira de Titulos - CETIP	There has been no major change since our last review.	Yes

Country / Market	CSD	Major Changes Since Last review	Eligible Securities Depository Under Rule 17f-7
	Sistema Especial de Liquidacao e de Custodia (SELIC)	There has been no major change since our last review.	Yes

Bulgaria	Tzentralen Depozitar AD (CDAD)	There has been no major change since our last review.	Yes

	Bulgarian National Bank (BNB)	There has been no major change since our last review.	Yes

Burkina Faso	Dépositaire Central/Banque de Règlement (DCBR)	There has been no major change since our last review.	Yes

Canada	The Canadian Depository for Securities (CDS)	There has been no major change since our last review.	Yes

Chile	Depósito Central de Valores S.A.	There has been no major change since our last review.	Yes

China – Shanghai	China Securities Depository and Clearing Corporation Ltd Shanghai Branch	There has been no major change since our last review.	Yes

China – Shenzhen	China Securities Depository and Clearing Corporation Ltd Shenzhen Branch	There has been no major change since our last review.	Yes

Colombia	Deposito Centralizado de Valores de Colombia DECEVAL S.A.	There has been no major change since our last review.	Yes

	Depósito Central de Valores (DCV)	There has been no major change since our last review.	Yes

Costa Rica	Central de Valores, S.A.	There has been no major change since our last review.	Yes

Croatia	Središnje klirinško depozitarno društvo, d.d.	On August 3, 2009, the SKDD increased the limit applicable to contractual settlement to HRK 10 million.	Yes

Cyprus	Central Securities Depository & Central Registry (CDCR)

Since January 2, 2009, income and corporate events entitlements are based on settled (i. o. traded) positions on record date.

On November 21, 2009, the Central Securities Depository & Central Registry (CDCR) successfully connected to the Link-Up Markets infrastructure.

Yes

Czech Republic	Středisko Cenných Papírů (SCP)	There has been no major change since our last review.	Yes

	Czech National Bank (CNB)	There has been no major change since our last review.	Yes

Country / Market	CSD	Major Changes Since Last review	Eligible Securities Depository Under Rule 17f-7
Denmark	VP SECURITIES A/S

On March 16, 2009, the CSD Vaerdipapircentralen A/S changed its name to VP SECURITIES A/S and moved to new premises.

On March 30, 2009, VP SECURITIES A/S successfully connected to the Link-Up Markets infrastructure.

On October 9, 2009, mandatory Central Counterparty (CCP) clearing services for on-exchange trades were introduced. Pursuant to this change, new buy-in rules and partial settlement during the last batch (batch 40) have been introduced for CCP-eligible transactions.

Yes

Egypt	Misr for Central Clearing, Depository and Registry (MCDR)	There has been no major change since our last review.	Yes

	Central Bank of Egypt	There has been no major change since our last review.	Yes

Estonia	AS Eesti Väärtpaberikeskus	There has been no major change since our last review.	Yes

Euromarket	Clearstream Banking S.A. Luxembourg	There has been no major change since our last review.	Yes

	Euroclear Bank Brussels	For certain types of instructions, Euroclear Bank has removed the overnight input deadline and extended its automatic real-time processing window.	Yes

Finland	Euroclear Finland Oy	A new mandatory CCP and buy-in procedures have been introduced for on-exchange trades.	Yes
France	Euroclear France	There has been no major change since our last review.	Yes

Germany	Clearstream Banking AG, (CBF)

On April 27, 2009, CBF introduced TARGET2 cash clearing in the day-time settlement process and a new CONT-SDS free-of-payment settlement cycle.

Since September 2009, DVP cross border settlement of OTC transactions in Austria, Denmark, Germany and Switzerland has been possible through CBF’s connection to Link Up Markets.

On November 9, 2009, CBF introduced the matching of free-of-payment OTC settlement instructions.

Yes
Ghana	Bank of Ghana	Trading and settlement of government securities now takes place on the OTC market.	Yes

	GSE Securities Depository Company LTD	This is the first review for this CSD.	Yes

Country / Market	CSD	Major Changes Since Last review	Eligible Securities Depository Under Rule 17f-7
Greece	Hellenic Exchanges S.A. Holding, Clearing, Settlement and Registry (HELEX)

On June 29, 2009, HELEX successfully connected to the Link-Up Markets infrastructure.

Several technical improvements for the settlement of OTC trades were introduced on June 29, 2009, including matching cycles every 15 minutes, a hold and release mechanism, the possibility to bilaterally cancel matched trades, additional instruction fields and the availability of additional transaction details through the CSD system.

On November 2, 2009, the “Supplementary Fund” changed into the “Clearing Fund”, with a transfer of all members contributions; a more favorable daily risk calculation algorithm was introduced and a credit line for the Clearing Fund arranged with local banks in order to reduce the contributions of the clearing members.

Yes

Trapeza tis Hellathos (Bank of Greece)

Since July 6, 2009, BrokerTec implemented a direct link with BOGS (the Bank of Greece Settlement System), thereby operating under the same model as EuroMTS.

Since November 2, 2009, failing trades (with the exception of Repo and buy-sell back trades) are recycled for ten consecutive days; and additional information concerning shortages of cash or securities, alleged transactions and matching statuses, as well as the original contractual settlement date are available through the BOGS and HDAT systems.

Yes

Guinea Bissau	Dépositaire Central/Banque de Règlement (DCBR)	There has been no major change since our last review.	Yes

Hong Kong	Hong Kong Securities Clearing Company Limited	There has been no major change since our last review.	Yes

	Central Moneymarkets Unit	There has been no major change since our last review.	Yes

Hungary	Központi Elszámolóház és Értéktár (Budapest) Zrt. (KELER)	There has been no major change since our last review.	Yes

Iceland	Verðbréfaskráning Íslands hf. (VS)	There has been no major change since our last review.	Yes

India	National Securities Depository Limited	Effective December 1, 2009, all corporate bond trades are required to be cleared and settled through the clearing houses.	Yes

	Reserve Bank of India	There has been no major change since our last review.	Yes

	Central Depository Services (India) Limited	Effective December 1, 2009, all corporate bond trades are required to be cleared and settled through the clearing houses.	Yes

Indonesia	PT Kustodian Sentral Efek Indonesia (KSEI)	There has been no major change since our last review.	Yes

Country / Market	CSD	Major Changes Since Last review	Eligible Securities Depository Under Rule 17f-7
	Bank Indonesia (BI)	Bank Indonesia has indicated that based on BI regulation No. 10/2/PBI/2008, it does not guarantee settlement and does not accept liability for reconciliation errors with the registrar and/or issuers, and force majeure events, acts of God or political events, etc.	Yes

Ireland	Euroclear UK & Ireland Limited	There has been no major change since our last review.	Yes

Israel	The Tel Aviv Stock Exchange Ltd. – The Stock Exchange Clearing House Ltd. (TASECH)	There has been no major change since our last review.	Yes

Italy	Monte Titoli S.p.A.	There has been no major change since our last review.	Yes

Ivory Coast	Dépositaire Central/Banque de Règlement (DCBR)	There has been no major change since our last review.	Yes

Japan	The Bank of Japan (BOJ)	There has been no major change since our last review.	Yes

	Japan Securities Depository Center, Inc (JASDEC)	There has been no major change since our last review.	Yes

Jordan	Securities Depository Center	There has been no major change since our last review.	Yes

Kazakhstan	The Central Securities Depository JSC (CSD)	The CSD no longer maintains a reserve fund to cover operational losses. Any such losses would be covered from the net income or capital of the CSD.	Yes

Kenya	The National Debt Office	Government bonds are now traded on the Automated Trading System of the Nairobi Stock Exchange which is linked to the National Debt Office	Yes

	The Central Depository and Settlement Corporation Ltd (CDSC)	There has been no major change since our last review.	Yes

Kuwait	Kuwait Clearing Company S.A.K. (KCC)	There has been no major change since our last review.	Yes

Latvia	Latvijas Centralais Depozitarijs	There has been no major change since our last review.	Yes

Lebanon	Midclear - Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East	There has been no major change since our last review.	Yes

	Banque du Liban (BOL)	There has been no major change since our last review.	Yes

Lithuania	Lietuvos centrinis vertybinių popierių depozitoriumas (CSDL)	There has been no major change since our last review.	Yes

Luxembourg	Clearstream Banking S.A.	There has been no major change since our last review.	Yes

Malaysia	Bank Negara Malaysia	BNM has outsourced the operation of its depository system to MyClear, which is a fully owned subsidiary of BNM.	Yes

	Bursa Malaysia Depository Sdn Bhd	There has been no major change since our last review.	Yes

Country / Market	CSD	Major Changes Since Last review	Eligible Securities Depository Under Rule 17f-7
Mali	Dépositaire Central/Banque de Règlement (DCBR)	There has been no major change since our last review.	Yes

Malta	Central Securities Depository, Malta Stock Exchange plc	There has been no major change since our last review.	Yes

Mauritius	Bank of Mauritius	There has been no major change since our last review.	Yes

	Central Depository & Settlement Co. Ltd	There has been no major change since our last review.	Yes

Mexico	S.D. Indeval, S.A. de C.V. (Indeval)	There has been no major change since our last review.	Yes

Morocco	Maroclear	There has been no major change since our last review.	Yes

Netherlands	Euroclear Nederland	There has been no major change since our last review.	Yes

New Zealand	The New Zealand Central Securities Depository Limited	There has been no major change since our last review.	Yes

Niger	Dépositaire Central/Banque de Règlement (DCBR)	There has been no major change since our last review.	Yes

Nigeria	Central Securities Clearing System Ltd	There has been no major change since our last review.	Yes

Norway	Verdipapirsentralen ASA	The financial regulatory authority changed its name from Kredittilsynet to Finanstilsynet on December 21, 2009.	Yes

Oman	Muscat Depository & Securities Registration Company (MDSRC)	There has been no major change since our last review.	Yes

Pakistan	The State Bank of Pakistan (SBP)	There has been no major change since our last review.	Yes

	Central Depository Company of Pakistan Limited	There has been no major change since our last review.	Yes

Palestinian Autonomous Area	Clearing, Depository and Settlement Department	There has been no major change since our last review.	Yes

Peru	CAVALI S.A. ICLV	There has been no major change since our last review.	Yes

Philippines	Philippine Depository Trust Company	A new web-based depository system known as eCS was implemented in June 2009.	Yes

	The Bureau of Treasury	There has been no major change since our last review.	Yes

Poland	Register of Securities (RoS) (Centralny Rejestr Bonow Skarbowych)	There has been no major change since our last review.	Yes

	Krajowy Depozyt Papierow Wartosciowych (NDS)	The NDS has taken out insurance coverage for fidelity, operational errors, errors and omissions and computer fraud.	Yes

Portugal	Interbolsa (Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.)	There has been no major change since our last review.	Yes

	Banco de Portugal (Bank of Portugal)	On March 2, 2009, SPGT, the national large value RTGS payment system, was replaced by TARGET2-PT.	Yes

Country / Market	CSD	Major Changes Since Last review	Eligible Securities Depository Under Rule 17f-7
Qatar	Central Clearing and Registration Department	In June 2009, the Qatar Exchange (QE) replaced the Doha Securities Market (DSM).	Yes

Romania	Depozitarul Central S.A.	There has been no major change since our last review.	Yes

	National Bank of Romania (NBR)	There has been no major change since our last review.	Yes

Russia	The National Depository Center	The NDC restructured itself as a closed joint-stock company in August 2009.	Yes

Saudi Arabia	Saudi Arabia Monetary Agency	There has been no major change since our last review.	Yes

Senegal	Dépositaire Central/Banque de Règlement (DCBR)	There has been no major change since our last review.	Yes

Serbia	Centralni registar depo i kliring hartija od vrednosti (Central Securities Depository & Clearing House - CRHoV)	There has been no major change since our last review.	Yes

Singapore	The Central Depository (Pte) Ltd.

On August 21, 2009, the earmarking of securities for On Exchange Free of Payment (FOPT) transactions was introduced.

On November 20, 2009, a uniform cut-off time of 12 p.m. on SD was introduced for DVP and FOP settlement in PSMS.

Effective December 14, 2009, the buy-in on failed deliveries occur on TD+3 (SD), instead of on T+4 (SD+1).

On November 20, 2009, an interim measure was introduced to exempt buy-ins and related penalties on failed deliveries due to securities borrowing and lending recalls.

Yes

	The Monetary Authority of Singapore (MAS)	There has been no major change since our last review.	Yes

Slovak Republic	Centrálny depozitár cenných papierov SR, a. s. (CDCP)	There has been no major change since our last review.	Yes

Slovenia	Centralna Klirinško Depotna Družba d.d. (KDD)	There has been no major change since our last review.	Yes

South Africa	Share Transactions Totally Electronic Limited (STRATE)	The money market instruments platform is being implemented.	Yes

South Korea	Korea Securities Depository	There has been no major change since our last review.	Yes

Spain	IBERCLEAR (Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.)	There has been no major change since our last review.	Yes

Sri Lanka	Central Depository Systems (Pvt) Ltd	There has been no major change since our last review.	Yes

	Central Bank of Sri Lanka	There has been no major change since our last review.	Yes

Sweden	Euroclear Sweden	A new mandatory CCP and buy-in procedures have been introduced for on-exchange trades.	Yes

Switzerland	SIX SIS Ltd	SIX Swiss Exchange Europe Ltd. closed on May 4, 2009.	Yes

Country / Market	CSD	Major Changes Since Last review	Eligible Securities Depository Under Rule 17f-7
Taiwan	Taiwan Depository & Clearing Corporation	There has been no major change since our last review.	Yes

	Central Bank of the Republic of China (Taiwan)	There has been no major change since our last review.	Yes

Thailand	The Thailand Securities Depository Co., Ltd

•          The financial results of the TSD have been consolidated with the SET’s financial statements and the depository no longer publishes separate financial information.

•          Since February 15, 2010, the Thailand Clearing House Co. Ltd (TCH) has taken over the role of central counterparty from the TSD for listed equities and fixed income instruments.

Yes

Togo	Dépositaire Central/Banque de Règlement (DCBR)	There has been no major change since our last review.	Yes

Trinidad & Tobago	The Trinidad and Tobago Central Securities Depository Limited (TTCD)	There has been no major change since our last review.	Yes

Tunisia	Société Tunisienne Interprofessionnelle pour la Compensation et les Dépôts de Valeurs Mobilières (STICODEVAM)	There has been no major change since our last review.	Yes

Turkey	Central Registry Agency (CRA) Inc	There has been no major change since our last review.	Yes

	Central Bank of Turkey (CBT)	There has been no major change since our last review.	Yes

Uganda	Bank of Uganda	This is the first review for this CSD.	Yes

U.A.E.	Abu Dhabi Securities Exchange	There has been no major change since our last review.	Yes

	NASDAQ Dubai Limited	There has been no major change since our last review.	Yes

	Dubai Financial Market (DFM)	There has been no major change since our last review.	Yes

Ukraine	The National Bank of Ukraine (NBU)	There has been no major change since our last review.	Yes

	All-Ukrainian Securities Depository	In October 2009, the All-Ukrainian Securities Depository (AUSD) became the successor to the Interregional Securities Union (MFS).	Yes

United Kingdom	Euroclear UK & Ireland Limited	There has been no major change since our last review.	Yes

Uruguay	Banco Central del Uruguay (BCU)	There has been no major change since our last review.	Yes

Venezuela	Caja Venezolana de Valores (CVV)	There has been no major change since our last review.	Yes

	Banco Central de Venezuela (BCV)	There has been no major change since our last review.	Yes

Country / Market	CSD	Major Changes Since Last review	Eligible Securities Depository Under Rule 17f-7
Vietnam	The Vietnam Securities Depository	There has been no major change since our last review.	Yes

Zambia	Lusaka Stock Exchange Central Shares Depository Ltd. (LuSECSD)	A segregated account structure by investor has been adopted at LuSECSD.	Yes

	The Bank of Zambia	There has been no major change since our last review.	Yes